                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13G with respect to the shares of Common Stock of Think New Ideas, Inc., dated March 15, 1999, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.

Date:   March 15, 1999                      CAPITAL VENTURES INTERNATIONAL

                                           By: Heights Capital Management,
                                               pursuant to a Limited Power of
                                               Attorney, a copy of which is
                                               filed as Exhibit A to the
                                               Schedule 13G


                                           By: /S/ MICHAEL SPOLAN
                                                 -----------------------------
                                               Michael Spolan, General Counsel
                                               and Secretary

Date:    March 15, 1999                     HEIGHTS CAPITAL MANAGEMENT, INC.


                                            By: /S/ MICHAEL SPOLAN
                                                -----------------------------
                                                Michael Spolan, General Counsel
                                                and Secretary